UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

CYNGN INC.

(Exact name of registrant as specified in charter)

Delaware	001-40932	46-2007094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 O’Brien Dr.

Menlo Park, CA 94025

(Address of principal executive offices) (Zip Code)

(650) 924-5905

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CYN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2024, Cyngn Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”) for the sale and issuance of (i) 3,076,006 units (the “Units) at a public offering price per Unit of $1.61 with each Unit consisting of one share of common stock, par value $0.00001 per share, of the Company (“Common Stock”), one Series A warrant (“Series A Warrant”) to purchase one share of Common Stock at an exercise price of $2.0125 per share and one Series B warrant to purchase one share of Common Stock at an exercise price of $2.0125 (“Series B Warrant” and, together with Series A Warrant, the “Warrants”); and (ii) 9,346,354 pre-funded units (the “Pre-Funded Units”) at a public offering price of $1.6099 per Pre-Funded Unit, with each Pre-Funded Unit consisting of one pre-funded warrant (the “Pre-Funded Warrants”) exercisable for one share of Common Stock at an exercise price of $0.0001 per share, one Series A Warrant and one Series B Warrant. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Warrants will be exercisable only upon receipt of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market to permit the exercise of the Warrants (the “Warrant Stockholder Approval”).The Series A Warrants will be exercisable commencing upon the date of receipt of the Warrant Stockholder Approval (the “Warrant Stockholder Approval Date”) until five years after the Warrant Stockholder Approval Date, and the Series B Warrants will be exercisable commencing upon the Warrant Stockholder Approval Date until two and one-half years after the Warrant Stockholder Approval Date.

The offering closed on December 23, 2024. The net proceeds to the Company from the Offering were approximately $18.2 million, after deducting placement agent’s fees and the payment of other estimated offering expenses associated with the offering that are payable by the Company. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes, including repayment of the principal amount of outstanding senior notes.

Aegis Capital Corp. served as the placement agent in the offering, pursuant to the terms of a Placement Agent Agreement, and received 7% of the gross proceeds of the offering and reimbursement of the legal fees of its counsel.

The Units and Pre-Funded Units were offered by the Company pursuant to a registration statement on Form S-1, as amended (File No. 333-283514), which was originally filed with the Securities and Exchange Commission (“the SEC”) on November 27, 2024, and declared effective by the SEC on December 19, 2024. The final prospectus relating to the offering was filed with the SEC on December 23, 2024.

The foregoing summary of the terms of the Pre-Funded Warrant, Series A Warrant, Series B Warrant, the Purchase Agreement and the Placement Agent Agreement, are subject to, and qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
10.1	Form of Securities Purchase Agreement by and between Cyngn Inc. and the Purchasers
10.2	Placement Agent Agreement between the Company and Aegis Capital Corp. dated December 19, 2024
99.1	Press Release issued by the Company on December 20, 2024
99.2	Press Release issued by the Company on December 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2024

CYNGN INC.

By:	/s/ Donald Alvarez
Donald Alvarez
Chief Financial Officer

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